UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 23, 2015

Date of report (date of earliest event reported)

The Habit Restaurants, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36749	36-4791171
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

17320 Red Hill Avenue, Suite 140

Irvine, CA

(Address of principal executive offices) (Zip Code)

(949) 851-8881

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 23, 2015, The Habit Restaurants, Inc. (the “Company”) held its 2015 Annual Meeting of Shareholders.

As of May 4, 2015, the record date for the Annual Meeting, there were 13,759,754 shares of Class A common stock and 12,243,000 shares of Class B common stock outstanding and entitled to vote on all matters. At the meeting, 25,073,261 shares of Class A and Class B common stock eligible to vote were represented in person or by proxy, constituting a quorum. The proposals submitted to a vote of the shareholders and the results of the voting on each proposal are noted below.

Proposal No. 1: Election of Directors

Shareholders elected Ira Fils and Christopher Reilly to serve as Class I Directors for a three-year term expiring at the 2018 Annual Meeting.

Nominee	For	Withheld	Broker Non-Vote

Ira Fils	18,524,101	3,409,701	3,139,459
Christopher Reilly	21,465,950	467,852	3,139,459

Proposal No. 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm

Shareholders ratified the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending December 29, 2015.

For	Against	Abstain
24,935,109	82,654	55,498

The proposal to ratify the appointment of Moss Adams LLP was a routine matter and, therefore, there were no broker non-votes relating to that matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Habit Restaurants, Inc.

By:	/s/ Ira Fils
Ira Fils Chief Financial Officer and Secretary

Date: June 24, 2015